                                                                   EXHIBIT 10.21


                    RETENTION AND CHANGE OF CONTROL AGREEMENT

     THIS RETENTION AND CHANGE OF CONTROL AGREEMENT ("Agreement") by and among AMTROL INC., a Rhode Island corporation ("AMTROL"), AMTROL Holdings Inc. ("Holdings", and together with AMTROL, the "Company"), and Christopher A. Laus (the "Executive"), effective as of the 18th day of January, 2006.

     WHEREAS, as of the date hereof, Executive is the Senior Vice President Operations and has agreed to continue in such position for AMTROL, with all its respective responsibilities and obligations in the wake of the unexpected resignation of Albert D. Indelicato the former CEO, President and Chairman of each of AMTROL and Holdings;

     WHEREAS, all of the Company's corporate debt becomes due and payable in December 2006 and the Company requires Executive's services in connection with the refinancing or restructuring of the same;

     WHEREAS, the Company is also conducting an auction sale process and the Company has determined the Executive's involvement with such process and any ensuing reorganization or restructuring to be critical to preserving and enhancing the going concern value of the company for the benefit of its creditors and stockholders;

     WHEREAS, the Executive has been in the recent past approached by third parties to solicit the Executive's services in comparable positions at comparable or higher compensation levels;

     WHEREAS, the Boards of Directors of AMTROL and Holdings (the "Boards") have determined that it is in the best interests of the Company, its shareholders and creditors to assure that the Company will have the continued service and dedication of the Executive;

     WHEREAS, the Boards believe it is imperative to diminish the potential distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control (as defined below), and to provide the Executive with current employment terms and arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other comparable corporations.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and understandings hereinafter set forth, the parties agree as follows:

     1. As consideration for the Executive entering into this Agreement, continuing in the employ of the Company under the current circumstances, and continuing with the responsibilities as Senior Vice President Operations of AMTROL and foregoing other opportunities that may continue to be presented to the Executive by independent third parties, AMTROL agrees to pay the Executive Forty Eight Thousand Seven Hundred Fifty United States Dollars ($48,750) as a stay bonus ("Retention Bonus") upon his execution of this Agreement.

     2. Subject to Section 7 below, in the event either (i) Executive's employment with the Company is terminated without Cause (as defined below) or
(ii) in the event of a Change of Control (as defined below), AMTROL will pay the Executive in a single aggregate lump sum amount ninety days after a Change of Control (as defined below) an amount equal to Ninety Seven Thousand Five Hundred United States Dollars ($97,500), subject to withholdings required by law and other applicable deductions (the aggregate amount hereinafter referred to as the "Benefit Amount"). Additionally, Executive will be entitled to accelerated payment of any amounts earned pursuant to the Management Incentive Compensation Plan as described in the summary to such plan as of the date of termination of employment or Change of Control, it being the express intent of the parties that the benefits granted to Executive under this Agreement be in addition to and not in lieu of any existing rights, compensation or benefits of the Executive, except as set forth in paragraph 5 below. The Executive will be entitled to the above payments regardless of whether or not his employment with the Company continues subsequent to a Change of Control and such payment will be in addition to any other compensation and benefits to which the Executive is entitled as a result of his continued employment. It is understood and agreed that provided the above conditions are met, the Executive shall only be entitled to collect the Benefit Amount once pursuant to this Agreement.

     For the purpose of this Agreement, a "Change of Control" shall mean:

          (i) There shall have occurred a change in control which the Company would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act which are intended to serve similar purposes;

          (ii) The acquisition, in one or a series of transactions, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of stock of AMTROL and/or Holdings (the "Outstanding Company Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the

     Outstanding Company Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

          (iii) Individuals who, as of January 18, 2006, constitute the Boards (the "Incumbent Boards") cease for any reason to constitute at least a majority of the Boards, provided that any individual becoming a director subsequent to January 18, 2006 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Boards shall be considered as though such individual were a member of the Incumbent Boards; or

          (iv) Approval by the stockholders of either Holdings or AMTROL of a complete liquidation or dissolution of the Company or any division or subsidiary thereof accounting for in excess of 40% of the average annual revenues for the three immediately preceding years; or

          (v) the consummation of (x) the sale or other disposition of all or a material portion of the assets of the Company or AMTROL, or (y) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, or other enterprise form, resulting from such reorganization, merger or consolidation; provided, however, "reorganization" for the purposes of this subsection 1(v)(y) shall not include the commencement of any voluntary or involuntary bankruptcy or insolvency proceeding by the Company or AMTROL (an involuntary proceeding will constitute a change of control hereunder), but will include the issuance of securities or sale of substantially all of the assets out of any such reorganization or insolvency estate.

     For purposes of this Agreement, "Cause" means:

          (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company,

          (ii) the Executive's continued failure to substantially perform the Executive's employment duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or

          (iii) the Executive's gross negligence, willful misconduct or conviction of the Executive of a felony in carrying out his duties as an executive of the Company, or the conviction of the Executive of a crime involving moral turpitude.

No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company.

     3. In the event the Executive's employment is terminated at any time for any reason, the Company agrees to provide Director's and Officer's liability insurance for Executive for an appropriate tail period (sufficient to survive applicable statutes of limitations) and to indemnify Executive for any claims made against Executive as a result of his employment with the Company; provided, however, such insurance and indemnification shall not cover any acts of fraud, dishonesty or material misrepresentation by the Executive.

     4. Nothing in this Change of Control Agreement alters the "at-will" nature of Executive's employment with the Company. This Agreement supersedes the Severance Agreement between the Company and the Executive dated as of October 29, 2004.

     5. In addition, the payments provided for in paragraph 2 above are in lieu of any other severance or salary continuation payments to which the Executive may have been entitled pursuant to any agreements with the Company and/or Company policy or practice.

     6. The Executive is not entitled to any payments or Benefit Amount pursuant to this Agreement in the event Executive resigns his employment with the Company prior to a Change of Control.

     7. In order to secure the obligations of the Company and ensure the payment of the Benefit Amount (and the Retention Bonus in the event the Executive is required to disgorge the Retention Bonus in connection with any bankruptcy or other insolvency of the Company), Amtrol agrees to cause an irrevocable stand-by letter of credit (the "Letter of Credit") to be issued for the benefit of the Executive. The Executive shall be entitled to draw against the Letter of Credit
(a) for the Benefit Amount in the event that the Executive has not received the Benefit Amount within 100 days after a Change of Control and (b) for an amount equal to any portion of the Retention Bonus that the Executive is required to disgorge in connection with any bankruptcy or other insolvency of the Company.

     8. The Executive and the Company agree that the Company would suffer irreparable harm and incur substantial damage if the Executive were to enter into Competition (as defined herein) with the Company. Therefore, in order for the Company to protect its legitimate business interests, the Executive agrees as follows:

          (a) Without the prior written consent of the Company, the Executive shall not, during the period of employment with the Company, directly or indirectly, invest or engage in any business that is Competitive (as defined herein) with the Business of the Company (as defined herein) or accept employment or render services to a Competitor (as defined herein) of the Company as a director, officer, agent, employee or consultant or solicit or attempt to solicit or accept business that is Competitive with the Business of the Company, except that the Executive may own up to five percent (5%) of any outstanding class of securities of any company registered under Section 12 of the Securities Exchange Act of 1934, as amended.

          (b) Without the prior written consent of the Company and upon any termination of the Executive's employment with the Company and for a period of twelve (12) months thereafter, the Executive shall not, either directly or indirectly, (i) invest or engage in any business that is Competitive with the Business of the Company, except that the Executive may own up to five percent (5%) of any outstanding class of securities of any company registered under
Section 12 of the Securities Exchange Act of 1934, as amended, (ii) accept employment with or render services to a Competitor of the Company as a director, officer, agent, employee or consultant unless he is serving in a capacity that has no relationship to that portion of the Competitor's business that is Competitive with the Business of the Company.

          (c) For purposes of this Agreement, (i) "Business of the Company" shall mean either: (1) the gas cylinder business of the Company; or (2) the water treatment business of the Company, both as conducted on the date hereof;
(ii) a business or activity is in "Competition" or "Competitive" with the Business of the Company if it involves, and a person or entity is a "Competitor", if that person or entity is engaged in, or about to become engaged in, the development, design, manufacturing, marketing or selling of disposable gas cylinders, liquid propane gas cylinders, water treatment products or plumbing and heating products that resemble, compete, or are designed to compete, with products of the Company.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from their Boards, AMTROL and Holdings have caused these presents to be executed in their name on their behalf, all as of the day and year first above written.

AMTROL INC.                             AMTROL Holdings Inc.


By: /s/ Larry T. Guillemette            By: /s/ Larry T. Guillemette
    ---------------------------------       ------------------------------------
    Larry T. Guillemette                    Larry T. Guillemette


EXECUTIVE


/s/ Christopher A. Laus
-------------------------------------
Christopher A. Laus